UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2011

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

Legal Proceedings:

As previously disclosed, BGC Partners, Inc. and certain affiliates are subject to certain legal proceedings brought by Tullett Prebon plc and certain of its affiliates (“Tullett”) relating to decisions by certain Tullett employees to terminate their employment and join BGC Partners. A lawsuit in the United States District Court for the District of New Jersey against BGC Partners captioned Tullett Prebon plc vs. BGC Partners, Inc. was dismissed with prejudice by the District Court on June 18, 2010, due to a lack of subject matter jurisdiction and lack of standing and therefore did not reach several other grounds BGC had asserted. Tullett’s appeal of this dismissal resulted in its affirmance on May 13, 2011 by the United States Court of Appeals for the Third Circuit. Subsequently, Tullett has filed a complaint against BGC Partners in New Jersey state court alleging substantially the same claims. The New Jersey state action also raises claims related to employees who decided to terminate their employment with Tullett and join BGC Partners subsequent to the federal complaint.

Subsidiaries of Tullett filed additional claims with the Financial Industry Regulatory Authority (“FINRA”) on April 4, 2011 seeking unspecified damages and injunctive relief against BGC Financial, L.P. (“BGC Financial”), an affiliate of BGC Partners, and nine additional former employees of the Tullett subsidiaries alleging similar claims related to BGC Financial’s hiring of those nine employees in 2011. These claims have not been consolidated with the other FINRA proceedings. BGC Financial and those employees filed their Statement of Answer and the employee’s Statement of Counterclaims, and the Tullett subsidiaries responded to the employees’ counterclaims.

BGC Partners and its affiliates intend to vigorously defend against and seek appropriate affirmative relief in all Tullett related actions, and believe that they have substantial defenses to the claims asserted against them in those proceedings, believe that the damages and injunctive relief sought against them in those proceedings are unwarranted and unprecedented, and believe that Tullett and its affiliates are attempting to use the judicial and industry dispute resolution mechanisms in an effort to shift blame to BGC Partners for their own failures. However, no assurance can be given as to whether Tullett or any of its affiliates may actually succeed against either BGC Partners or any of its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: July 18, 2011	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

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